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Exhibit 10.2

March 30th 2004

LEASE AGREEMENT

TVCM, Inc./Goldberg Brothers Real Estate LLC

40 Eastern Avenue, Malden, Massachusetts 02148

        This lease made this 30th day of January, 2004 by and between the Goldberg Brothers Real Estate LLC, a Delaware Company, Steven J. Goldberg and William H. Goldberg, Co-Managers, whose current business address is 7 Rantoul Street, Suite 100 B, Beverly, Massachusetts, 01915, ("Landlord") and TVCM, Inc., a Delaware Corporation, whose current business address is 40 Eastern Avenue, Malden, Massachusetts, 02148-9104, ("Tenant") and shall bind and inure to the benefit of their respective representatives, successors and assigns.

        Tenant hereby attests, warrants and affirms that Edward R. Spadoni as President thereof has the authority to execute this Lease on behalf of Tenant and bind Tenant to the terms hereof.

        Landlord hereby attests, warrants and affirms that Steven J. Goldberg and William H. Goldberg, as Co-Managers have the authority to execute this Lease on behalf of Landlord and bind Landlord to the terms hereof.

1.     PREMISES:

        In consideration of the rent to be paid by Tenant, Landlord hereby does let, lease and demise unto Tenant 31,662+/- square feet of commercial space, ("the Leased Premises") situated within the building addressed 30-40 Eastern Avenue, Malden, Massachusetts, 02148, (the "Building") together with the right to use in common with others entitled thereto, the Building's common utility pipes, utility service connections, area entrances and exits, access ways for the purpose of providing utility and other services and access to and from the Leased Premises, providing such uses do not unreasonably interfere with other Tenant's normal business operations.

        The Leased Premises are specifically identified with type of use permitted hereby with respect to each unit and useable square footage as follows:

Unit	Square footage
F-101	1,656 +/- Sq Ft	Office use
F-102	2,650 +/- Sq Ft	Office use
F-103	1,350 +/- Sq Ft	Office use
F-104	3,301 +/- Sq Ft	Office use
F-104a	1,200 +/- Sq Ft	Office use
S-201	10,051 +/- Sq Ft	Office use
T-301	10,051 +/- Sq Ft	Office use
B-101	1,200 +/- Sq Ft	Storage use
BB-101	203 +/- Sq Ft	Storage use

        Tenant's total useable office area is 30,259+/- Square Feet.

        Tenant's total useable storage area is 1,403+/- Square Feet.

        Tenant's useable square footage was determined by measuring to the centerline of all of Tenant's exterior/perimeter walls and includes Tenant's proportional share of the common areas of this building.

2.     TERM AND BASE RENT:

        Tenant covenants and agrees to pay rent to Landlord at Landlord's mailing address (Goldberg Brothers Real Estate LLC, 7 Rantoul Street, Suite 100 B, Beverly, Massachusetts, 01915) or to such person or entity at such other address as Landlord may from time to time direct in writing. All monetary payments to Landlord are to be made payable to the Goldberg Brothers Real Estate LLC.

        Tenant's lease term is for a five year and five month period commencing February 1st 2004 and expiring June 30th 2009.

        Tenant shall pay Landlord a MINIMUM base rent of Two Million Three Hundred and Ten Thousand Six Hundred and Ninety-Eight U.S. Dollars and Ninety-Six Cents ($2,310,698.96) payable in monthly installments as follows;

		Monthly	Annually
02/01/04	06/30/04	$39,925.13	$199,625.65
07/01/04	06/30/05	$39,925.13	$479,101.55
07/01/05	06/30/06	$33,999.41	$407,992.94
07/01/06	06/30/07	$33,999.41	$407,992.94
07/01/07	06/30/08	$33,999.41	$407,992.94
07/01/08	06/30/09	$33,999.41	$407,992.94
Total Lease Term Base Rent:			$2,310,698.96

        Tenant's rental payments were determined as follows;

			Annual Payments
02/01/04 — 06/30/05	Office space	$15.45 psf	$467,501.55
07/01/05 — 06/30/09	Office space	$13.10 psf	$396,392.90
02/01/04 — 06/30/09	Storage space	$6.41 psf	$9,000.00
02/01/04 — 06/30/09	Janitorial extras	n/a	$2,600.00

        In addition to the above base rent the Tenant covenants and agrees to pay Landlord all other sums and additional rents that may become due as set forth in this lease.

        All Base Rent shall be due on the first day of each month in advance. If this lease shall commence on any day other than the first day of the month, then that month's Base Rent shall be prorated so all future monthly rents will be due on the first of the month.

        Tenant shall immediately pay to Landlord a penalty of One Hundred ($100.00) Dollars each time that Tenant issues and delivers to Landlord a check or draft that is not honored for any reason or returned for insufficient funds by Tenant's financial institution. If Tenant does not pay this penalty and replace said "bounced check" within Ten (10) days of written notification from Landlord then such inaction by Tenant shall be considered a material breach of this lease which may result in its early termination.

        Should Landlord not receive Tenant's monthly rental payment "in hand" on or before the 10th day of the month, then Tenant shall pay to Landlord as additional rent, a late penalty fee of Five Hundred ($500.00) dollars. If Tenant does not pay this late fee and past due rent within Ten (10) days after Tenant's receipt of written notification from Landlord, such inaction by Tenant shall be considered a material breach of this lease which may result in its early termination.

3.     OPTION TO EXTEND LEASE TERM:

        Tenant shall have the right to extend the Lease Term with respect to all space leased hereunder for one (1) additional five (5) year term (the "Option Period") provided Tenant meets and adheres to the following conditions:

  A:
  Tenant sends and Landlord receives "in hand" on or before 5:00 PM September 30th 2008 written notice via certified mail, return receipt requested or by nationally-recognized overnight delivery service providing a receipt for delivery, a notice evidencing Tenant's intent to exercise Tenant's right to extend the Lease Term for the Option Period.

  B:
  At the time of exercising this option, Tenant must be in conformance and in good standing in all material aspects, obligations and conditions under this lease. It being understood monetary arrearage in excess of fifteen (15) days by Tenant, shall constitute a material breach of this Lease and prevent Tenant from exercising this right of lease extension.

  C:
  During the Option Period, all terms, covenants, conditions and provisions of this Lease shall remain in full effect and force except Tenant's Base Rent during the first year of this Option Period shall be 95.00% of the then "Current Market Rent" for the Leased Premises.

        The phrase "Current Market Rent" shall mean the rental and all other monetary payments and escalations that Landlord could obtain from a third party desiring to lease space in the Malden Commercial Market as of July 1, 2009, taking into account the type of building, the size, use, location, floor levels and then condition of the demise premises, the quality of construction of the building and of the demised premises, the services provided under the terms of the proposed lease, including without limitation any special rights there under, the rental then being attained for new leases of space comparable to the demised premises in the Malden commercial market and all other factors that would be relevant to a third party desiring to lease the demised premises; provided however that no reduction, deduction or allowance for the construction of lessee improvements shall be taken into account in determining Current Market Rent. Upon Tenant's election to extend the Lease term, or if Tenant elects not to extend the Lease term as herein provided, on or before September 30th 2008, Landlord may, at it's election, initially designate "Current Market Rent" by written notice to Tenant, this notice shall be accompanied by data to support such designation (the "Designation"). If Tenant disagrees with the Designation, Tenant shall notify Landlord within fifteen (15) days after such Designation, of such disagreement in writing.

        In the event that the parties hereto disagree as to the Current Market Rent, each party shall, within thirty (30) days after the date of notice by Tenant, appoint an appraiser. Each appraiser so appointed shall be instructed to determine independently the Current Market Rent for the option term. If the difference between the amounts so determined by such appraisers shall not exceed ten percent (10%) of the lesser of such amounts, then the Current Market Rent shall be an amount equal to fifty percent (50%) of the combined total of the amounts so determined. If the difference between the amounts so determined exceeds ten percent (10%) of the lesser of such amounts, then such two (2) appraisers shall have ten (10) days thereafter to appoint a third appraiser, but if such appraisers fail to do so within such ten (10) day period, then either Landlord or Tenant may request the American Arbitration Association or any successor organization thereto to appoint an appraiser within ten (10) days of such request, and both Landlord and Tenant shall be bound by any appointment so made within such ten (10) day period. If no such appraiser shall have been appointed within such ten (10) days either Landlord or Tenant may apply to any court having jurisdiction to have such appointment made by such court. Any appraiser appointed by the original appraiser, by the American Arbitration Association or by such court shall be instructed to determine the Current Market Rent in accordance with the definition of such term contained herein and within twenty (20) days after its appointment. If the third appraisal shall exceed the higher of the first two (2) appraisals, the Current Market Rent shall be the higher of the first two (2) appraisals; if the third appraisal is less than the lower of the first two (2) appraisals, the Current market rent shall be the lower of the first two (2) appraisals. In all other cases, the Current Market Rent shall be equal to the third appraisal. All such determinations of the Current Market Rent shall be final and binding upon Landlord and Tenant as the Current Market Rent for the applicable effective date. Notwithstanding the foregoing, if either party shall fail to appoint its appraiser within the thirty (30) day period specified above (such party being referred to herein as the "failing party"), the other party may serve notice on the failing party requiring the fail party to appoint its appraiser within ten (10) days of the giving of such notice. If the failing party shall not respond by appointment of its appraiser within said ten (10) day period, then the appraiser appointed by the other party shall be the sole appraiser whose determination of the Current Market Rent shall be binding and conclusive upon Landlord and Tenant. This provision for determination by appraisal shall be specifically enforceable to the extent such remedy is available under applicable law, and any determination hereunder shall be final and binding upon the parties except as otherwise provided by applicable law. Each party shall pay for the fees and expenses of the appraiser appointed by it, but the fees and expenses of the third appraiser shall be shared equally by the parties. All appraisers appointed hereunder shall be MAI appraisers, so-called.

4.     HOLD-OVER BY TENANT:

        In the event that Tenant fails to deliver up the Leased Premises to Landlord at the end of the Lease Term in accordance with the terms hereof, Tenant shall be liable to Landlord for all of the following, without set off or reduction in any manner:

  A:
  All of Landlord's actual damages resulting from such holdover;

  B:
  A penalty equal to One and one-half (1 2) times Tenant's then daily calculated rental rate per day for each day, or portion of a day, after the date on which this Lease terminates during which Tenant or its employees or agents occupies any portion of the Leased Premises. Tenant shall be deemed to occupy the Leased Premises under either of the following circumstances: (1) the presence in the Leased Premises of the Tenant or Tenant's employees or agents, (2) the material presence in the leased premises or portions thereof of furniture or equipment belonging to the Tenant or its employees or agents.

  C:
  Any additional relief awarded to the Landlord in any judicial proceeding regarding this Lease or Tenant's occupation of the Leased Premises.

5.     REAL ESTATE TAXES:

        Tenant agrees to pay to Landlord within thirty (30) days of receipt of notice thereof EIGHTY TWO AND FORTY FIVE Hundredths percent (82.45%) of any increase in the real estate taxes over Base Real Estate Taxes for the property addressed 30-40 Eastern Avenue, Malden, Massachusetts, 02148 (the Property). Landlord warrants and represents that the Leased Premises contains no less than EIGHTY TWO AND FORTY FIVE Hundredths (82.45%) percent of the total square footage of the Building.

        The Base Real Estate Taxes for the period February 1st 2004 to June 30th 2005 shall be the real estate taxes assessed by the City of Malden for the 2000 fiscal tax year, commencing July 1, 1999 and ending June 30 2000. Landlord warrants and represents the 2000 Base Real Estate Taxes are $36,851.59.

        The Base Real Estate Taxes for the period July 1st 2005 to June 30th 2009 shall be the taxes assessed by the City of Malden for the 2005 fiscal tax year, commencing July 1, 2004 and ending June 30 2005.

        In the event of any abatement of real estate taxes at any time, Landlord shall immediately notify Tenant in writing and Tenant's real estate tax payment due hereunder shall be reduced or if already paid in full for the relevant period, the difference between the amount so paid by Tenant and the amount due shall be reimbursed to Tenant within thirty (30) days after Landlord receives such abatement. Landlord shall be entitled to deduct from the whole of the taxes abated Landlord's reasonable expenses, including reasonable professional fees spent by Landlord in the obtaining of such abatement, in calculating any adjustment in the amount due from Tenant or to be refunded to Tenant under this provision.

        Landlord shall provide Tenant complete detail of any expenses of Landlord in procuring said abatement.

        Tenant is fully responsible for taxes assessed on Tenant's personal property and equipment within the Leased Premises.

6.     OPERATING EXPENSE ESCALATIONS:

        For the period February 1st 2004 to June 30th 2005 the Tenant shall pay to Landlord as additional rent hereunder when and as designated by notice in writing by Landlord, EIGHTY TWO AND FORTY FIVE Hundredths percent (82.45%) of any increase in Landlord's operating expenses over those incurred during the calendar year period commencing January 1, 2001 and ending December 31, 2001, which for this provision shall be Tenant's base year (referred to herein as the "Base Year").

        For the period July 1st 2005 to June 30th 2009 the Tenant shall pay to Landlord as additional rent hereunder when and as designated by notice in writing by Landlord, EIGHTY TWO AND FORTY FIVE Hundredths percent (82.45%) of any increase in Landlord's operating expenses over those incurred during the calendar year period commencing January 1, 2005 and ending December 31, 2005, which for this provision shall be Tenant's base year (referred to herein as the "Base Year").

        For this provision, operating expenses are defined as all reasonable expenses of Landlord in the maintenance, repair and operation and management of the property for the benefit or protection of all property, tenants and Owners thereof.

        Capital improvements, reimbursed expenses, interest, and expenses related to mortgaging of the Property or extension of any mortgage financing shall not be considered operating expenses under this provision. Additionally operating expenses shall also exclude any costs related to leasing or marketing of vacant office space and any costs reimbursed by Tenant.

        For calculating Landlord's annual operating expenses for the Property. Landlord's operating expenses shall include, but are not limited to, the following categories with descriptions:

Heat:
Fuel necessary to heat the entire Building.

Hot Water:
Fuel necessary to provide hot water to all bathroom areas within the Building.

Air Conditioning:
Electric power necessary to air condition all applicable interior areas of the Building, unless served by a separate system maintained by any Tenant.

City Water and Sewage:
Public water and sewage charges for the property.

Off-Street Parking:
Cost to rent and maintain all parking lot(s) used by all Tenant's of the Property.

Landscaping:
Costs for grass cutting, shrub maintenance, tree pruning, watering, etc.

Exterior Maintenance:
Costs for maintaining and repairing all exterior areas of the property.

Snow Removal:
Costs to shovel, plow, sand, salt, and remove said snow off-site from the parking lots and exterior common entryway areas servicing this property.

Common Area Janitorial:
Costs to clean and maintain the interior common areas of the Building.

Common Area Janitorial Supplies:
Costs of all supplies and materials to clean and maintain the interior common areas of the Building.

Rubbish:
Cost to remove all rubbish and debris off-site from the Building and rental fees for a dumpster(s) for use by all Tenants or by Landlord in maintaining the Building.

On-Line Alarm System:
Cost of maintaining, repairing and monitoring as necessary all electronic common area security systems for the protection of the common areas of the Building.

On-Site Security Person:
Costs of providing one (1) on-site security person from 4:30 P.M. to 8:30 P.M. (four hours per business day) Monday through Friday excepting holidays from October 1st of each calendar year through March 31st in the following calendar year.

Insurance:
Cost of obtaining reasonable property insurance and liability insurance primarily protecting the Building, the Property and its owners.

Energy Management System(s):
Cost of the maintenance, repairing and monitoring as necessary the energy management system which serves the entire building.

Professional Fees:
Costs reasonably incurred for the reporting of taxes and legal fees and other reasonable fees associated with the on-going operations of the Building and Property.

Elevator:
Costs of the contractual maintenance, all inspection fees and necessary repairs for the elevator serving the Building.

Repairs and Maintenance:
Costs under contractual agreements or otherwise to maintain and repair all physical, mechanical, electrical, HVAC or other systems serving the entire property.

        Should this lease be in effect with respect to only a portion of any calendar year, Tenant's responsibility under this provision shall be pro-rated to accurately reflect Tenant's precise period of occupancy when calculating any monies Tenant may owe to Landlord under this provision.

        Tenant's obligations to pay operating expenses as additional rent for Tenant's period of occupancy in Tenant's final lease year shall survive the expiration of the Lease Term.

        Commencing March 1, 2004+/- and on or about the same date every year thereafter, Landlord shall provide Tenant with the previous year's operating expense and real estate tax amounts. Upon Tenant's request, Landlord shall provide Tenant a letter of certification from Landlord's accounting firm affirming the accuracy of Landlord's operating expenses and real estate tax figures. If requested by Tenant, Landlord shall reasonably provide pertinent receipts and records as proof of that year's operating expenses and real estate taxes.

        Should Tenant request Landlord's accountant's certification, and if Landlord's accountant determines Landlord's expense figures are materially accurate, then Tenant shall reasonably reimburse Landlord for the costs of Landlord's accountant certification. However, if Landlord's accountant determines Landlord's expense figures are not materially accurate (within 5.00%+/-), then Tenant shall reasonably reimburse Landlord for the costs of Landlord's accountant certification. In either case, Landlord's certified numbers shall be the actual number for Tenant's operating expense reimbursement determination.

        Tenant shall pay Landlord any amount owed under this provision within thirty (30) days of receipt of the bill therefore from Landlord and any such amount owed shall be considered additional rent under this lease.

7.     JANITORIAL SERVICES:

        Landlord will provide Tenant the following janitorial services with supplies:

        DAILY: (Monday–Friday but excluding holidays)

  1:    OFFICES:

    a:
    Empty all trash receptacles. Change liners as necessary.

    b:
    Wipe and dust all furniture surfaces.

    c:
    Vacuum all carpet surfaces, paying particular attention to corners edges and under exposed furnishings.

    d:
    Sweep and vacuum all non-carpeted floors.

    e:
    Wipe down all finger prints off doors and door frames.

    f:
    Remove Rubbish to designated disposail area.

  2:    KITCHEN:

    a:
    Wipe down all tables and chairs.

    b:
    Wipe down all cabinets and counters.

    c:
    Clean sink area.

    d:
    Wipe down all appliances, including the interior of microwave.

    e:
    Sweep and wash flooring.

  3:    BATHROOMS:

    a:
    Clean and disinfect all bathroom fixtures.

    b:
    Replenish supplies (paper towels, toilet paper, soap, etc.)

    c:
    Wipe down walls and paper dispensers.

    d:
    Sweep and wash flooring using a disinfectant solution.

    e:
    Empty all waste receptacles, change liners daily.

    f:
    Clean and polish all mirrors and bright work.

  WEEKLY:

    a:
    Wash all non-carpeted flooring. Tenant is responsible to remove all paper products and/or other belongings that could be reasonably determined to be damaged if the Cleaning Service washes and/or waxes Tenant's "Mail room" flooring.

    b:
    Wipe and clean all glass wall inserts,

    c:
    Police/clean debris from rear lot and front sidewalk.

  QUARTERLY:

    a:
    Wax all non-carpet floor areas:

  YEARLY:

    a:
    Vacuum all ceiling vents.

    b:
    Dust all ceiling light fixtures.

        The above described janitorial services shall be performed only for Tenant's office areas. Landlord shall be responsible for all common area janitorial services.

        Any and all additional janitorial services shall be at Tenant's expense and shall be scheduled through Goldberg Properties Management Inc.

        Landlord solely reserves the right, at any time, to change cleaning services, if in Landlord's reasonable determination such change is appropriate, after notice to Tenant of the proposed change. At any time after such change, Tenant shall have the option, exercised by notice to Landlord, to cause to be performed Landlord's janitorial obligations within the Leased Premises as set forth above, by a contractor or service of Tenant's selection, at Tenant's expense. In the event Tenant so elects, the rent for the entire Leased Premises shall be decreased by $1.00 per square foot of office space therein, for the then remainder of the Lease Term.

Janitorial expense Escalations:

        To accurately reflect Landlord's and Tenant's agreement pursuant to Section 6 and as Landlord is providing interior Lease Premises janitorial services only to Tenant, Tenant shall pay to Landlord as additional rent hereunder one hundred (100.00%) percent of any increase in Landlord's costs for performing the above described janitorial services over those costs incurred therefor during the base Year, provided that this provision shall not apply to any services or supplies associated with (i) common area janitorial services or (ii) services provided benefitting other tenants of the Building.

        Not withstanding the above, Tenant shall be responsible also for its proportional share pursuant to Section 6 of any increase in costs for the janitorial expenses associated with the common areas of this property.

8.     COMMON AREAS:

        Tenant shall have the shared right of use and access to the common area bathrooms, staircases, hallways, elevators, lobbies, driveway, parking lot(s) etc., within and outside of the Property. Tenant understands this right shall be contingent upon Tenant not being in material default under the terms of this Lease.

9.     PARKING:

        Landlord, at no charge shall provide Tenant three (3) parking spaces per 1,000 sq ft or portion thereof of office space Tenant Leases. However, Tenant understands this does not include the basement or storage areas.

        Tenant currently leases 30,259 square feet of office space which includes the 2,650 square feet of office space sub-leased to Harbor Tech Inc. Accordingly, Landlord shall continue to provide Tenant Eighty three (83) parking spaces and Harbor Tech Inc. eight (8) parking spaces within the rear parking lot, the MBTA parking lot or any other parking lot within five hundred (500) feet of the Property.

        Tenant understands that Landlord shall have the right to allocate which parking spaces Tenant shall have use of. Tenant further agrees, should Landlord request it, to provide Landlord registration number, year, color and make of the cars which will be using Tenant's parking spaces.

        Notwithstanding the above, Tenant shall have the exclusive right to use the corresponding percentage of parking spaces in the immediate rear lot to the percentage of the building Tenant occupies. Said calculation shall not include the parking spaces in this lot exclusively allocated to customer/visitor parking.

        Additionally Landlord has been leasing to Tenant an additional Thirty-Five (35) parking spaces at Fifty Dollars $50.00) per space per month which is the same rental rate the Malden Redevelopment Authority charges Landlord for these same spaces.

        Upon the signing of this Lease Agreement, Landlord will immediately pursue a new Lease Agreement with the Malden Redevelopment Authority (MRA) with the following conditions;

  A.
  Increase number of MRA rental parking spaces by 57 *.

  B.
  Establish a Lease term for this rental through 6/30/09

  C.
  Request a volume discount which would bring the rental rate down to $40.00–$45.00 per space per month.

  D.
  Relocate the rubbish receptacle from the upper level parking lot to the MRA lower level parking lot.

  *
  In doing so, Landlord will Lease roughly 150 parking spaces from the MRA.

10.   PERMITTED USE:

        Tenant covenants and agrees that Tenant shall occupy and use the Leased Premises throughout the Lease Term or any renewals or extensions thereof, including any period of holding over, only for professional or general office use.

11.   TENANT'S ADDITIONAL COVENANTS:

        Tenant covenants and agrees at Tenants sole cost and at all times during the course of the Lease Term and any such future terms of occupancy by Tenant of the Leased Premises or any part thereof:

  A.
  To conduct Tenant's business at all times in a professional and reputable manner.

  B.
  To comply with all governmental rules and regulations related to the storage and disposal of refuse; to store all trash and refuse within the Leased Premises or within the dumpster located in the rear parking lot area of the Property.

    After each use of the dumpster, Tenant shall make sure the wooden gate accessing this dumpster is closed and secured. Tenant, further agrees to place Tenant's trash and refuse only inside the dumpster and not on the ground around said dumpster.

    Tenant's use of this dumpster is for reasonable use only (normal daily business operations, which term shall specifically exclude disposal of any furniture or bulk items). If Tenant's use becomes unreasonable as reasonably determined by Landlord, then Tenant shall reimburse Landlord for such excess use.

  C.
  Not to use the Leased Premises in a manner which shall be unlawful, improper, noisy, odorous or offensive to the other Tenants within the Building and not to use the Leased Premises in any way that shall be contrary to any law or any municipal by-law of the City of Malden. Tenant agrees that Landlord has made no representation or warranties with respect to the Tenant's intended use of the leased premises.

  D.
  To comply promptly with all applicable laws, rules, regulations, ordinances, requirements, or orders of public authorities, the Board of Fire Underwriters, and similar organizations except when the Landlord is responsible for compliance therewith under the terms and conditions of this Lease.

  E.
  Not to make any use of the Leased Premises which shall invalidate or increase the cost of the Landlord's insurance, nor use any advertising medium which may constitute a nuisance; nor do any act tending to injure the reputation of the property.

  P.
  To be responsible for all maintenance and repairs within the interior of the Leased Premises. Landlord shall be responsible for structural repairs and any equipment that is the Landlord's obligation to maintain pursuant to Section # 14. Tenant's responsibility shall include without limitation, electrical, plumbing, windows, doors, and any interior improvements serving the Leased Premises exclusively. At the end of Tenant's occupancy, Tenant shall surrender the Leased Premises in the same condition as at the commencement of Tenant's occupancy, reasonable wear and tear only excepted.

  G.
  Not to overload or deface the Leased Premises.

  H.
  To save harmless and to indemnify Landlord from and against any and all liability, costs and expenses for damages, losses, injuries, or death to persons or losses to property as a result of Tenant's occupation of the Leased Premises excepting only those arising from any omission, negligence or willful misconduct of Landlord or its Agents, such indemnification to include Landlord's reasonable attorney's fees and costs. Tenant agrees to maintain public liability insurance on the Leased Premises protecting both Landlord and the Tenant, and shall furnish the Landlord a certificate showing such to Landlord on an annual basis a certificate showing such insurance to be in force. The amount of such public liability insurance shall be a minimum of $1,000,000.00 dollars per occurrence and $2,000,000.00 in the aggregate. Tenant's insurer must be licensed to do business in the Commonwealth of Massachusetts. In addition, Landlord recommends this policy have a plate glass and door endorsement, for the Tenant is responsible for repairing and replacing any broken glass, doors and frames within or providing access to the Leased Premises which for any reason may occur other than by Landlord's fault.

  I.
  To understand and agree Tenant's furnishings, fixtures, equipment, effects, and property of every kind, in the Building shall be at the sole risk and hazard of Tenant. If all or any part thereof shall be destroyed or damaged by fire, water, or any other casualty, or by leakage or bursting of water pipes, or any other pipes, by theft or from other cause, no part of such loss is to be charged to or be borne by Landlord unless such damage was caused by the negligence or willful misconduct of Landlord.

  J.
  Not assign this lease, nor sublet in whole or any portion of the Leased Premises, nor permit the use of all or any part of the Leased Premises by persons other than the Tenant, its servants and agents, without the written consent of the Landlord. Any such assignment, sublease or permission to occupy without such consent shall be a material breach of this Lease by Tenant, and at the option of the Landlord, entitle Landlord to terminate this Lease. Landlord's permission to assign, sublease or permit occupancy of the Leased Premises by others shall not be unreasonably withheld or delayed.

    Any assignment to any parent, subsidiary or affiliate of Tenant shall not be deemed as assignment hereunder for purposes of requiring Landlord's approval. Affiliate shall mean any business entity controlling, controlled by or under common control with Tenant, and any entity or person which may come to own a controlling portion (fifty one percent 51%) or more of Tenant's assets or the ownership interest in Tenant.

    Notwithstanding the above, neither Tenant nor any assignee, whether or not an Affiliate shall be relieved of tenant's obligations hereunder, as a result of any such assignment, sublease or permission to occupy the Leased Premises.

    If either Tenant or Landlord engages a real estate broker to procure a substitute Tenant or Subtenant in accordance with the terms hereof, Tenant shall be responsible for the real estate commission payable to such real estate broker on account of such substitute Tenant's or Subtenant's occupancy of the Leased Premises (or any portion thereof) for the period commencing as of the effective date of such assignment or sublease through the last day of the term of this Lease Term. Thereafter, Landlord shall be reasonably responsible for the remaining portion of said standard and reasonable real estate commission.

  K.
  Not to make any alterations, installations, (other than trade fixtures) or additions to the Leased Premises, nor permit the painting, or placing of signs, awnings, flagpoles, or various types of advertisement media or the like in, or about the Leased Premises, without on each occasion obtaining the prior written permission of Landlord, which shall not be unreasonably withheld or delayed.

  L.
  Excluding the $30,000.00 credit to provided by Landlord, to pay promptly when due the entire cost of any alterations or improvements in the Leased Premises undertaken by Tenant and to bond against or discharge any liens for labor or materials in connection therewith within ten (10) days after a request by Landlord; to procure all necessary permits before undertaking such work; and to do all such work in a good and workmanlike manner, employing materials equal in quality to those used in Landlord's work and to comply with all governmental requirements in connection with such improvements.

  M.
  To discharge (by payment or by filing of the necessary bond or otherwise) any mechanics, materialman's or other liens against the Leased Premises or the Landlord's interest therein, which liens may arise out of any payments due, or purported to be due, for any labor, services, materials, supplies, or equipment alleged to have been furnished to or at the request of Tenant in, upon, or about the leased premises.

  N.
  Upon Landlord providing Tenant reasonable oral notice (not less than 24 hours in advance), to permit Landlord during business hours to enter to view the Leased Premises or to show the same to prospective purchasers, lenders, Tenants, agents of Landlord, or repair personal. If an emergency arises, in Landlord's reasonable determination, Landlord shall have the right of access at any time to rectify such emergency.

  O.
  To remove at the termination of this Lease Tenant's or occupation of the Leased Premises, all Tenant's goods and effects from the Leased Premises which are not the property of the Landlord, and to yield up to Landlord the Leased Premises with all keys and locks. The Leased Premises shall be in the same condition as at the commencement of this Lease or as altered/built out during the course of the Lease, reasonable wear and tear only excepted. Landlord shall have the right to treat any remaining property as abandoned and to dispose of such property at Tenant's expense in any manner the Landlord deems fit.

  P.
  To permit Landlord without molestation to install reasonable "for lease" sign(s) within Tenant's windows NINE (9) months prior to the end of the Lease Term. Landlord covenant's to remove said sign(s) upon Landlord's leasing of the Leased Premises.

  Q.
  To pay when due all electricity separately metered to Leased Premises, telephone, and other charges payable on account of Tenant's use of utilities in the Leased Premises.

12.   LANDLORD'S IMPROVEMENTS

        Landlord shall provide to Tenant an allowance of Thirty Thousand Dollars ($30,000.00) towards work within the Leased premises. Such allowance shall be used at any time during the first two (2/1/04 - 1/31/06) years of the Lease Term by Tenant.

        Tenant shall provide Landlord a thirty (30) day period after the date Landlord receives Tenant's notice of Tenant's intent to physically move into Suite F-102, so Landlord at Landlord's expense can install new carpet with cove base and paint all existing previously paintable surfaces within this office suite. Notwithstanding the above, this work by Landlord is not part of the $30,000.00 credit Landlord is providing to Tenant.

        Landlord and Tenant shall cooperate and work together to complete any and all improvements to"the Building during the Lease Term in a reasonable, timely, workmanlike and quiet fashion.

        Landlord shall charge Tenant standard overtime rates should Tenant request Landlord to work within the Lease Premises before or after normal business hours, defined herein as 8:00 AM to 5:00 PM Monday through Friday excepting holidays.

        Any built-in improvements installed for Tenant shall, at Landlord's option, remain part of the Leased Premises at the termination of this Lease or shall be removed at Tenant's expense. Tenant shall notify Landlord not less than thirty (30) nor more than ninety (90) days prior to expiration or termination of this Lease that Landlord is required to notify Tenant of which improvements Landlord so designates for removal. Any leasehold improvements not designated for removal by Landlord by notice to Tenant within seven (7) days after Tenant's notice shall remain in the Leased premises after the expiration or termination of the Lease term.

        Goldberg Properties Management Inc. shall be the general contractor for all Work to the Lease Premises which physically or permanently alters any portion of the Property or requires a building permit issued by the City of Malden's Building Department or any associate City Department. However, Tenant shall have the right to seek alternative quotes from other licensed Contractors. Tenant may select an alternative contractor's quote if such quote equals or exceeds a seven & half percent (7.50%) reduction from Landlord's quote and Landlord declines to match such alternative quote within forty-eight (48) hours, after receiving a copy of such alternative contractor's quote from Tenant. Tenant's contractor, if selected, shall meet the following conditions:

    1:
    Contractor shall provide to Landlord prior to commencement of any work at the Property evidence of appropriate workman compensation insurance coverage and Liability Insurance Coverage (Minimum of One Million Dollars) by an Insurance Company licensed to provide such insurance within the Commonwealth of Massachusetts.

    2:
    Contractor shall only use materials equal to or that exceeds the quality of materials already in place. Contractor shall further make all reasonable efforts to match all existing materials in place.

        Tenant understands that any licensed contractor selected by Tenant other than Goldberg Properties Management Inc. shall be considered an agent of the Tenant. Therefore, Tenant shall be liable and responsible for all actions or inactions on the part of Tenant's contractor while within or on the Property.

13.   SMOKING POLICY

        The Building shall be a SMOKE FREE building. At no time shall Tenant's employees smoke inside any interior area of the Property. Tenant's employees shall smoke only in designated exterior areas. Tenant shall be responsible for policing and picking up all improperly discarded cigarette butts in the designated smoking areas.

14:   LANDLORDS COVENANTS:

        A.    Landlord covenants and agrees to maintain in good repair the roof and the structural integrity of the Building, the common areas, internally and externally in and about the Building, all heating, ventilation and air conditioning units and all other equipment located exterior to, but serving the Building and the Leased Premises and all electrical and plumbing systems which do not exclusively serve the Leased Premises, except to the extent Tenant is obligated to maintain any such system pursuant to the terms of this Lease. However, if any damage arises from Tenant or Tenant's employees, agents' or customers' misuse, Tenant shall be solely responsible for repairing such damage and restoring the Building and the Property to the same good working order and condition as on the Commencement Date of this Lease, reasonable wear and tear only excepted. Landlord warrants that at the commencement of this Lease, all plumbing, electrical, mechanical and other systems serving the Leased premises shall be in good working order.

        Notwithstanding the above, Tenant shall be solely responsible for all maintenance and repairs (including replacement) of any HVAC system exclusively serving Tenant's computer room.

        B.    Landlord and Tenant shall use all reasonable efforts to resolve any problems or conflicts that may arise between Landlord and Tenant in a timely and common sense fashion.

        C:    Landlord shall furnish at no charge to Tenant in reasonable amounts the following services and utilities;

Heating:
Air Conditioning:
Hot Water:
City Water and Sewage:
Base Real Estate taxes
Off-Street Parking

Landscaping
Common Area Janitorial and related supplies
Tenant area Janitorial and related supplies
Common area Snow Plowing and Shoveling
Standard Rubbish Services
24-Hour Monitored Security System
On site security (10/1/-3/31; 4:30-8:30 M-F business days)

        Notwithstanding Landlord's obligations as set forth in this Section 14, Tenant in a timely and as necessary manner shall keep Tenant's exterior entryways and steps at the rear entrance off the rear parking lot of Tenant's Leased Premises (F-102, F-104 & F-104A) reasonably clear and clean of all rubbish, snow and ice.

        Tenant has requested and Landlord has agreed to reasonably clear Tenant's private entryway to suites F-101, F-102, F-103 F-104 and F-104A and steps of snow and ice and salt this area in a reasonable fashion. Additionally it is agreed Landlord make good faith effort to coordinate such removal before 8:00 AM. Tenant shall be charged a fee of Forty Five ($45.00) dollars per snow storm as an additional charge for such service.

        Landlord shall provide this service at the same time Landlord is providing snow and ice removal services to other Tenant's and the exterior common areas of the Property. If Tenant deems it necessary and so notifies Landlord, Landlord shall attempt to accelerate the timing of this service by Landlord's then-current vendor. Until such time, as the entryways and steps are cleared in each instance. Tenant shall direct Tenant's employees, visitors and agents to use the main entryway areas of this Building.

        Landlord shall shovel on behalf of the Tenant, but at Landlord's expense the access way leading to Tenant's basement storage area. Landlord shall provide this service at the same time Landlord is providing snow and ice removal services to other Tenant's and the exterior common areas of this property.

  D.    Reasonable use

        Landlord's providing of services or utilities to Tenant as described above is strictly contingent upon Tenant's reasonable use or consumption of such utilities and services. If Landlord reasonably determines Tenant is wasting such utilities, such as city water or other building services, and Tenant fails to reduce such use after notice by Landlord, then such irresponsible use by Tenant shall constitute a material breach of this Lease which at Landlord's option may result in either an early termination of the Lease Term or an immediate stoppage of Landlord supplying to Tenant such utilities and/or services.

  E.    Timing of Utilities

        Heat and air conditioning shall be supplied during normal business hours defined herein as:

Monday–Friday	8:00 a.m.–8:00 p.m.
Saturday	8:00 a.m.–2:00 p.m.
Sunday	None

        "Supplied", as used herein, shall mean that reasonably comfortable temperatures are maintained during such hours, notwithstanding that HVAC systems may have to be put in operation prior to 8:00 a.m., or operate until or after 8:00 p.m. on such days.

        Landlord acknowledges that Tenant shall be using the Leased Premises frequently beyond normal business hours and agrees to arrange for heat, air conditioning, hot and cold water within the Leased Premises during all extended "Tenant" business hours.

        If Tenant's business hours exceed 8:00 a.m.—8:00 p.m. Monday through Friday and 8:00 a.m.—2:00 p.m. on Saturday on a frequent basis, then Tenant shall reimburse Landlord for the additional costs of providing such services during such periods.

        F.     Landlord shall furnish services in accordance with the terms of this Lease; provided, however, that Landlord shall not be liable for, nor shall rent abate because of interruption or cessation of any essential service to the Leased Premises of the Building or agreed in this Lease to be furnished, which is due to an accident, labor difficulties, scarcity of or inability to obtain fuel, electricity, or any services or supplies from the sources from which they may customarily have been obtained, fault of Tenant or any third party, or due to any cause beyond the Landlord's control.

        G.    Upon Tenant paying the rent and performing and observing all the covenants, conditions, duties, and other provisions of this Lease on the Tenant's part to be performed and observed, Tenant shall peacefully and quietly have and enjoy the Leased Premises during the Lease Term without any manner of hindrance or molestation from Landlord, subject however, to the terms and conditions of this Lease.

        H.    Landlord, warrants that within NINETY (90) days of the signing of this Lease by Landlord and Tenant, Landlord at Landlord's sole expense, shall commence the following work items to the HVAC, roofing and parking lot systems serving the entire Building. All work contemplated under this subsection 14.H shall be completed unless otherwise noted, no later than October 31st 2004.

        Retain the services of Siemens Inc. and Tech Air Inc. to perform the following;

  1.
  Revisit options to write and install a software patch creating separate winter and summer programs. Additionally, program the software so it will allow the computer to switch back and forth based upon outside temperature setting and actual interior space temperature.

  2.
  Demonstrate to Tenant steps involved to access EMS system and initiate various commands Tenant would control. On or before August 31st2004, upon Tenant's request, Landlord shall provide on-site a four (4) hour education session for up to three (3) Tenant and two (2) Landlord personal to learn the following commands:

  a.
  Ability to temporarily override existing temperature settings in a particular area.

  b.
  Ability to view and reset setting point(s) computer uses to switch from summer to winter or from winter to summer.

  c.
  Install software (if presently existing) that would allow temporary override from winter setting to summer or reverse depending on perceived needs. Such software shall have a time out mechanism which effectively would reset system back to original guidelines before temporary override.

  d.
  Priority on/off commands.

  e.
  Review temperature and command status settings per zone.

  f.
  Review trends for individual area zones.

  g.
  Method to change hours of operations including holidays, weekends etc.

  h.
  Track and review listing of changes with ability to identify who made the changes.

  3.
  Review HVAC common lobby equipment and take all reasonable steps (including replacement) to ensure all HVAC systems serving the three floors' of the common lobby are working properly.

  4.
  Resolve Estelle's old office (FCU 23 zone) HVAC needs by installing within such office area a motorized damper tied into a thermostatic control that the occupant shall be able to control and adjust.

  5.
  Upgrade by installing a metal roof over the smoking area located in the rear of the 30 Eastern Avenue lobby.

  7.
  Upgrade or replace Building directory signs and displays.

  8.
  Cosmetically upgrade the interior (walls, ceiling, floors and lighting) of the elevator.

  9.
  Upgrade all existing light fixtures in first floor common bathrooms.

  10.
  On or before June 21, 2004, Landlord shall replace the old tar and gravel roof section and install a new rubber membrane roof system.

  11.
  On or before June 21, 2004 Landlord shall reseal existing seams in the rubber membrane roof system.

  12.
  Commencing in the Spring of 2004, Landlord shall commence replacing (minimally four units per year) all roof mounted HVAC systems upon these units reaching 20 years in age or upon any individual unit requiring more than $2,500.00 of repair work at any one time.

  13.
  Shall re-asphalt and reline the upper level parking lot.

15.   CASUALTY OR EMINENT DOMAIN TAKING:

        If the Leased Premises or Building, or any substantial part (twenty-five percent (25%) or more of either materially affecting Tenant's operations), shall be taken by or under threat of right of Eminent Domain or shall be materially destroyed or damaged by fire or other casualty or by action of any public or other authority, or shall suffer any material direct or consequential damage for which Landlord and Tenant, or either of them, shall be entitled to compensation by reason of anything done in pursuance of any public or other authority during the term of this Lease or any extension or renewal thereof, then this Lease shall forthwith terminate at the election of the Landlord, which election may be made notwithstanding Landlord's entire interest may have been divested; and, if Landlord shall not so elect, then in case such taking, destruction, or damage renders the Leased Premises unfit for use and occupation, a just proportion of the rent according to the nature and extent of injury, shall be abated until the Leased Premises (or, in case of a partial taking, what remains thereof) shall have been put in proper condition for use and occupation. If a partial or total taking renders the remainder of the Leased Premises insufficient for Tenant's use and Tenant shall so certify in good faith to Landlord, or if a taking or such casualty shall be so extensive that restoration or repair cannot reasonably be effected within 90 days from the date on which insurance proceed become available or if Landlord shall fail to repair and/or restore the Leased Premises within ninety (90) days following such date on which insurance proceeds become available or condemnation, then Tenant may terminate this Lease by notifying Landlord of such election. Landlord reserves all rights to damage to the Leased Premises and Building and the leasehold hereby created, whether now accrued or hereafter accruing, by reason of anything lawfully done in pursuance of any public or other authority, and by way of confirmation, Tenant grants to Landlord all of Tenant's rights to such damages and covenants to execute and deliver such further instruments of assignments thereof as Landlord may from time to time reasonably request, provided, however, that nothing herein shall impair Tenants right to maintain an action for a separate award from a third party for damage to the Leased Premises or Tenant's separate property or for moving and relocation expenses. Landlord shall notify Tenant of Landlord's decision to terminate this Lease or to Landlord's obligations to restore the Leased Premises or the Building within thirty (30) days after the occurrence of any event giving rise to Landlord's right so to terminate or to restore, and Tenant shall deliver its above described certificate to and notify Landlord of Tenant's election to terminate this Lease within thirty (30) days after the event giving rise to its right to so terminate and any such termination by Tenant shall be effective thirty (30) days after the date of notice of such termination. Notwithstanding anything to the contrary, if Landlord does not reasonably repair or restore the Lease Premises within a 120 day period from such casualty or taking, then Tenant may terminate this Lease Agreement at that time by providing Landlord written notice of said termination.

16.   BROKERAGE:

        Both the Tenant and the Landlord warrant that except as set forth in this Section 15. neither party has had any dealings with any agent or broker in connection with the Leased Premises which would result in any brokerage fees or commissions being due and payable by either party.

17.   LIMITATIONS OF LANDLORDS LIABILITY:

        Landlord's obligations, rights and privileges under this Lease (including, without limitation, any work letter or similar agreement between Landlord and Tenant) beyond mere holding of legal title to the Leased Premises and other real estate of which the Leased Premises are a part, shall be performed, held and enjoyed by the beneficial owners of Landlord's; but without recourse by Tenant in any case against the personal estate of such beneficiaries or beyond the real estate of which the leased premises are a part.

        The covenants and agreements of Landlord and Tenant shall run with the land and will be binding on and inure to the benefit of them and their respective heirs, executors, administrators, successors and assigns; but no covenant, agreement or undertaking of Landlord, expressed or implied, shall bind any person except for matters occurring during such person's period of ownership of the Building, and no fiduciary, shareholder, or beneficiary of Landlord, if a trust shall be individually bound. Tenant agrees to look only to the owner of the Building for performance of Landlord's obligations.

18.   REMEDIES CUMULATIVE:

        Any and all rights and remedies which the Landlord may have under this Lease, at law in equity, shall be cumulative and shall not be deemed inconsistent with each other or exclusive, and any two (2) or more of such rights and remedies may be exercised at the same time insofar as permitted by law.

19.   EFFECT OF WAIVERS OF DEFAULT:

        No consent or waivers, expressed or implied, by the Landlord to or of any breach of any covenant, condition or duty of Tenant shall be construed as a consent or waiver to or for any other breach of the same or any other covenant, condition, or duty hereunder.

        The parties acknowledge that their covenants under this Lease are independent and therefore Tenant waives any right to set off against the Tenant's obligations to Landlord any money allegedly due from Landlord by reason of any purported default by the Landlord hereunder or otherwise.

20.   NOTICE FROM ONE PARTY TO THE OTHER:

        Any notice from Landlord to Tenant shall be deemed to have been given if mailed by Registered or Certified Mail addressed to the Tenant at the Leased Premises with a copy to Tenant's legal or such other address as the Tenant shall have last designated by written notice to the Landlord, so mailed. Any notice from the Tenant to the Landlord shall be deemed to have been given if mailed by Registered or Certificate Mail addressed to the Landlord at Goldberg Properties Management Inc., Harbor Place Suite 100 B, 7 Rantoul Street, Beverly, Massachusetts, 01915, or such other address as the Landlord shall have last designated by written notice to the Tenant so mailed.

21.   LANDLORD'S REMEDIES UPON DEFAULT:

        In the event that Tenant fails to pay any rent or other charges due hereunder within ten (10) days after notice from Landlord that the same is due; or fails to perform any of Tenant's obligations under the terms, conditions, or covenants of this Lease for more than thirty (30) days after receipt of written notice of such failure or if such failure shall be of such nature that the same cannot be reasonable cured or remedied within such thirty (30) day period, Tenant shall not in good faith have commenced the curing or remedying of such failure within such thirty (30) day period and thereafter diligently proceed therewith to completion; or if the Tenant shall abandon the Leased Premises; or if this Lease or the estate created hereby, shall be taken in execution or by other process of law; or if the Tenant shall be adjudicated insolvent or bankrupt pursuant to the provisions of any state or federal insolvency or bankruptcy act; or if a receiver or Trustee or the property of the Tenant shall be appointed by reason of the Tenant's insolvency and inability to pay debts; or if any assignment shall be made of the Tenant's property for the benefit of the creditors,(all of the foregoing being events of default), then and in any such event, the Landlord, besides other rights or remedies it may have, shall have the immediate right to re-enter the Leased Premises and to remove all persons and property there from without notice or resort to legal process and without being deemed guilty of trespass or become liable for any loss or damage which may be occasioned thereby.

        If Tenant shall fail to pay the rent or any other charges within Ten (10) days after same becomes due and payable, such unpaid amounts shall bear interest from the due date at FOUR percent (4.00%) above the prime interest rate of the CitiBank or its successor. In no event shall the interest rate payable by Tenant exceed eighteen percent (18%).

22.   RULES AND REGULATIONS:

        Landlord may establish at any time rules and regulations which Landlord may reasonably deem appropriate for, among other things, the orderly and efficient management and operation of the Building, the safety and convenience of all persons at any time properly within or about the Building, the protection and security of property, and for dealing with any emergencies. Tenant agrees always to comply with such rules and regulations notwithstanding any failure of other Tenant's or occupants of the Building to observe the same or Landlord's failure to enforce the same against any persons other than Tenant. Landlord agrees to enforce its rules and regulations with respect to other Tenants.

23.   SUBORDINATION:

        This lease shall, at the option of the Landlord, be subject and subordinate to any mortgages or trust deeds, present or future, to any bank, financial institution, and/or insurance company, covering the leased premises.

        Such subordination shall not be effective against the Tenant, unless the Tenant is provided with a non-disturbance agreement executed by the party to which Tenant's interest will be subordinated. Tenant's tenancy shall not be disturbed so long as Tenant is not in default under this Lease. Landlord shall, within reasonable time after the execution of this Lease, provide Tenant with such non-disturbance agreement from Landlord's mortgagee. Tenant agrees that it shall upon notice of the Landlord, execute, acknowledge and deliver any and all instruments requested by the Landlord which Landlord may reasonably require in order to effect the issuance of such subordination.

        Any future subordination, non-disturbance and attornment agreement will be substantially similar to documents already in place or current CitiBank standard agreements.

24.   NO ACCORD AND SATISFACTION:

        No acceptance by the Landlord of a sum smaller than the Base Rent, additional rent, or any other amount due to Landlord shall be deemed accepted other than on account of the earliest installment of such amount as then may be due and payable by Tenant nor shall any such payment of a smaller amount than due be deemed an accord and satisfaction under the terms of this Lease.

25.   APPLICABLE LAW AND CONSTRUCTION:

        This lease shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts. If any provisions of this Lease shall to any extent be invalid, the remainder of this Lease shall not be affected thereby. There are no oral or other written agreements between Landlord and Tenant affecting this Lease. This Lease may be amended only by an instrument in writing executed by both Landlord and Tenant.

26.   SEVERABILITY:

        If any provisions of this Lease shall be determined to be void by any court of competent jurisdiction, such determination shall not affect any other provision of this Lease, and all other provisions shall remain in full force and effect. If any provision of this Lease is capable of two (2) constructions, one of which would render the provision void and the other of which would render the provision valid, then the provision shall have the meaning which renders it valid.

27.   ESTOPPEL CERTIFICATIONS:

        Promptly at the Landlord's reasonable request, Tenant shall furnish to Landlord (or as the Landlord may direct) Tenant's written and duly signed certification that this Lease is in full force and effect without amendment (or with such changes as may then be effective, which shall be stated in the certificate), any defense, offset, or counterclaim against rent-payment or other obligations hereunder which Tenant may have; the dates to which rent and other charges have been paid; and that neither Landlord nor Tenant is in default under this Lease (or specifying any default of either party in detail in the certificate). Any prospective purchaser or mortgagee may rely on such certifications.

        Promptly at Tenant's reasonable request, Landlord will furnish to Tenant (or as the Tenant may direct) Landlord's written and duly signed certification that this Lease is in full force and effect without amendment (or with such changes as may then be effective, which shall be stated in the certificate), any defense, offset, counterclaim or other obligations hereunder which Landlord may have, the dates to which rent and other charges have been paid, and that neither the Landlord nor the Tenant is in default under this Lease (or specifying any default of either party in detail in the certificate). Any prospective purchaser or mortgagee may rely on such certifications.

28:   WAIVER OF SUBROGATION:

        The parties hereto shall procure an appropriate clause in, or endorsement on, any fire or extended coverage insurance policy covering the Leased Premises or the Building or personal property, or fixtures or equipment located thereon or herein, pursuant to which the insurance company providing such insurance waives subrogation or consent to a waiver of right of recovery, and having obtained such clauses or endorsements of waiver of subrogation or consent to a waiver of right of recovery, each party hereby agrees that it shall not make any claim against or seek to recover from the other for any loss or damage to its property or the property of others resulting from fire or other perils covered by such fire and extended coverage insurance. Notwithstanding the foregoing provisions of this Section 28, the party obtaining and paying the premium for such insurance shall not be required to obtain such endorsement or waiver if an additional premium cost is incurred therefor, unless the other party hereto, for whose benefit such endorsement or waiver is obtained, pays such additional premium costs.

29:   NOTICE OF LEASE:

        Landlord and Tenant agree that upon the request of either party, they shall execute a Notice of Lease in recordable form setting forth the relevant terms of this Lease.

30:   MISCELLANEOUS PROVISIONS:

        A:    Should Tenant decide to Lease and convert the lower level 3,000 square feet of space into office space, then Tenant's rental rate for this space shall be $10.00 PSF, storage space $7.95 PSF or alternatively as a general purpose gymnasium $8.50 PSF.

        Landlord and Tenant shall work together to determine fair allocation of renovation costs associated with Tenant's use for this space.

        B:    Landlord hereby grants to Tenant the right to reasonably rename this property. Said name shall be subject to Landlord's approval. Landlord's approval shall not be unreasonably withheld or delayed.

        C:    Tenant at Tenant's expense shall have the right, subject to the City of Malden Sign ordinances, to place on the exterior of this building two signs. It being agreed said right also is subject to the following;

  1:
  Landlord's reasonable approval concerning size, style illumination, materials and location. Landlord's approval shall not be unreasonably withheld or delayed.

  2:
  Tenant agrees to pay to take down said signs and patch any holes and make any repairs necessary due to these signs made at the termination of this lease.

  3:
  Landlord upgrading the lobby directories on or about June 30th 2004. If Tenant intends to rename this building and desires to have this new building name fixed on said directories then Tenant must inform Landlord of Tenant's intent concerning these directories no later than May 31st 2004 and Tenant shall pay 50.00% of the reasonable cost for these directories and their installation.

  4:
  Landlord and Tenant's existing Lease Agreement dated October 31st 2000 shall continue in full force and effect with respect to overage operating and real estate charges Tenant owes Landlord through January 31st 2004.

THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK

31:   EXECUTION OF LEASE:

        The submission of this Lease shall not bind the Landlord to the terms and conditions hereof until Landlord has executed this Lease in full.

        IN WITNESS WHEREOF, the parties hereby accept and agree to abide by the terms, conditions and covenants of this Lease under seal this            day, of April, 2004.

4/1/04	/s/ PATTY BRENNAN	/s/ EDWARD R. SPADONI

Date	Witness	Edward R. Spadoni as President, TVCM Inc.
4-5-04	/s/ ILLEGIBLE	/s/ STEVEN J. GOLDBERG

Date	Witness	Steven J. Goldberg, Co-Manager, for the Goldberg Brothers Real Estate LLC
4/5/04		/s/ WILLIAM H. GOLDBERG

Date	Witness	William H. Goldberg, Co-Manager, for the Goldberg Brothers Real Estate LLC

GUARANTY

FOR VALUE RECEIVED, and in consideration for and as an inducement to Owner (as hereinafter defined) making that certain lease dated March 3, 2004 (the "Lease") with TVCM, Inc. ("Tenant") for that certain leased premises located at 30-40 Eastern Avenue, Malden, Massachusetts, more fully described in the Lease, the undersigned ("Guarantor") guarantees to Owner and Owner's successors and assigns the full performance and observance of all the covenants, conditions and agreements provided in the Lease to be performed and observed by Tenant (the "Obligations"), to the extent such Obligations can be performed and observed by the payment of money. Guarantor acknowledges that no notice of non-payment, non-performance, or non-observance or proof of notice or demand by Owner shall be a condition of Guarantor's performance or otherwise required to charge Guarantor therefor, and Guarantor hereby expressly waives and expressly acknowledges that the validity of this Guaranty and of the obligations of Guarantor hereunder shall not be terminated, affected or impaired by reason of the assertion by Owner against Tenant of any of the rights and remedies reserved to Owner pursuant to the provisions of the Lease. Guarantor further covenants and agrees that this Guaranty shall remain and continue in full force and effect as to any renewal, modification or extension of the Lease, and otherwise, during any period when Tenant hereafter occupies the premises demised by the Lease thereafter. As a further inducement to Owner to make the Lease and in consideration thereof, Owner and Guarantor covenant and agree that in any action or proceeding brought by either Owner or Guarantor against the other on any matters whatsoever arising out of, under, or by virtue of the terms of the Lease or this Guaranty, Owner and Guarantor shall and hereby waive any right each may have to a trial by jury.

EXECUTED as an instrument under seal this 1st day of April, 2004.

GUARANTOR:

CROSS COUNTRY HEALTHCARE, INC.
By:	/s/ EMIL HENSEL
Name: Emil Hensel Its: Chief Financial Officer Hereunto Duly Authorized

Accepted and Acknowledged:

OWNER:

GOLDBERG BROTHERS TRUST
By:	/s/ (NOT LEGIBLE)

QuickLinks

  Exhibit 10.2
LEASE AGREEMENT
GUARANTY